Exhibit 99.1
Sable Offshore Corp. Reports Third Quarter 2025 Financial Results

Houston, November 13, 2025 – Sable Offshore Corp. (“Sable,” or the “Company”)(NYSE: SOC) today announced its third quarter 2025 operational and financial results.

Third Quarter 2025 Financial Highlights
•Reported a net loss of $110.4 million, primarily attributable to production restart-related operating expenses and non-cash interest expense, partially offset by a non-cash gain in the fair value of warrant liabilities.
•Ended the quarter with 99,507,250 shares of Common Stock outstanding.
•Concluded the quarter with short-term outstanding debt of $896.6 million, inclusive of paid-in-kind interest.
•Ended the quarter with cash and cash equivalents balance of $41.6 million.
About Sable
Sable Offshore Corp. is an independent oil and gas company, headquartered in Houston, Texas, focused on responsibly developing the Santa Ynez Unit in federal waters offshore California. The Sable team has extensive experience safely operating in California.
Forward-Looking Statements
The information in this press release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “continue,” “plan,” “forecast,” “predict,” “potential,” “future,” “outlook,” and “target,” the negative of such terms and other similar expressions are intended to identify forward- looking statements, although not all forward-looking statements will contain such identifying words. These statements are based on the current beliefs and expectations of Sable’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those described in the forward-looking statements. Factors that could cause Sable’s actual results to differ materially from those described in the forward-looking statements include: the ability to recommence full production of the SYU assets, including the implementation of an Offshore Storage and Treating Vessel (“OS&T”) strategy; our ability to recommence sales of oil, the cost and time required therefor, and production levels once recommenced; availability of future financing; our financial performance; our ability to satisfy the closing conditions for effectiveness of the Amendment to our Senior Secured Term Loan Agreement; global economic conditions and inflation; increased operating costs; lack of availability of drilling and production equipment, supplies, services and qualified personnel; geographical concentration of operations; environmental and weather risks; regulatory changes and uncertainties; litigation, complaints and/or adverse publicity; privacy and data protection laws, privacy or data breaches, or loss of data; our ability to comply with laws and regulations applicable to our business; and other one-time events and other factors that can be found in Sable’s Annual Report on Form 10-K for the year ended December 31, 2024, and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, which are filed with the Securities and Exchange Commission and are available on Sable’s website (www.sableoffshore.com) and on the Securities and Exchange Commission’s website (www.sec.gov). Except as required by applicable law, Sable undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect the impact of events or circumstances that may arise after the date of this press release.
Disclaimers
The Santa Ynez Unit assets discussed in this press release restarted production in May 2025 and have not sold commercial quantities of hydrocarbons since such Santa Ynez Unit assets were shut in during June of 2015 when the only onshore pipeline transporting hydrocarbons produced from such Santa Ynez Unit assets to market ceased transportation. Since the May 2025 production restart, the oil produced has been transported via pipeline to storage tanks onshore at Sable’s Las Flores Canyon processing facility where it is being stored pending resumed petroleum transportation through an OS&T vessel or the Las Flores Pipeline System. There can be no assurance that the

Exhibit 99.1
necessary approvals will be obtained that would allow the use of an OS&T vessel or the Las Flores Pipeline System to recommence sales.
Contacts
Investor Contact:
Harrison Breaud
Vice President, Finance & Investor Relations
IR@sableoffshore.com
713-579-8111